Exhibit 99.1
Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
August 6, 2024	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2024 Third Quarter Results

•Net sales for the quarter increased 0.3% driven by organic Net sales growth of 1.2% versus the prior year.1

•Gross margin improved 160 basis points over prior year, up 270 basis points on an adjusted basis.1

•Non-cash impairment resulted in a loss per share of $0.61. Adjusted Earnings per share were $0.79, an increase of approximately 46% over prior year.1

•Paid down $150 million of debt year to date.

•Fiscal year outlook for Adjusted Earnings per share and Adjusted EBITDA expected to be at the high end of the original range.1

St. Louis —August 6, 2024—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter ended June 30, 2024.

“We are extremely pleased with our third quarter performance,” said Mark LaVigne, Chief Executive Officer. “Improving category dynamics supported a return to organic growth and combined with our strong gross margin expansion drove a 46% increase in adjusted earnings per share, exceeding our expectations. This over-delivery is expected to put us at the top end of our adjusted earnings per share guidance for the year.”

Mr. LaVigne continued, “By focusing on our strategic priorities we remain on track to exit the year with the right investments in place to capitalize on this momentum and enable long-term growth and value creation for our shareholders.”

Top-Line Performance

For the quarter, we had Net sales of $701.4 million compared to $699.4 million in the prior year period.

(In millions)	Third Quarter	% Chg
Net sales - FY'23	$699.4
Organic	8.2	1.2%
Change in Argentina Operations	(1.1)	(0.2)%
Impact of currency	(5.1)	(0.7)%
Net sales - FY'24	$701.4	0.3%

Organic Net sales increased 1.2% due to the following items:

•Volume increase in Battery & Lights driven by improved category trends and new distribution globally resulted in 3.6% organic growth; and

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

•Volume increase in Auto Care driven by favorable refrigerant sales due to warmer weather and international distribution gains resulted in organic growth of 1.0%.

•Partially offsetting these increases were pricing declines of 3.4%, primarily within Battery & Lights, driven by planned strategic pricing and promotional investments in the quarter.

Gross Margin

Gross margin percentage on a reported basis was 39.5% versus 37.9% in the prior year. Excluding the current year and prior year restructuring costs and current year integration costs, adjusted gross margin was 41.5%, compared to the prior year adjusted gross margin of 38.8%.(1)

Third Quarter
Gross margin - FY'23 Reported	37.9%
Prior year impact of restructuring costs	0.9%
Gross margin - FY'23 Adjusted(1)	38.8%
Project Momentum continuous improvement initiatives	1.9%
Product cost impacts	3.2%
Product mix impact	0.5%
Pricing and promotional investments	(2.3)%
Other	(0.6)%
Gross margin - FY'24 Adjusted(1)	41.5%
Current year impact of restructuring and integration costs	(2.0)%
Gross margin - FY'24 Reported	39.5%

Adjusted Gross margin improvement was driven by both Project Momentum initiatives, which delivered savings of approximately $14 million in the quarter, as well as lower input costs, including improved commodity and material pricing and lower ocean freight. These benefits were partially offset by the planned strategic pricing and promotional investments noted above.

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and related costs and acquisition and integration costs, was 16.9% of Net sales for the third quarter, or $118.4 million, compared to 16.2%, or $113.3 million in the prior year. The year-over-year increase was primarily driven by an increase in labor and benefit costs, higher travel expense, increased depreciation expense related to our digital transformation initiatives and increased legal fees. This increase was partially offset by savings from Project Momentum of approximately $7 million.(1)

Advertising and Promotion Expense (A&P)

A&P expense was $37.9 million, or 5.4% of net sales, compared to 5.4% in the prior year.

Earnings Per Share and Adjusted EBITDA	Third Quarter
(In millions, except per share data)	2024	2023
Net (loss)/earnings	$(43.8)	$31.8
Diluted net (loss)/earnings per common share	$(0.61)	$0.44

Adjusted net earnings(1)	$57.4	$38.9
Adjusted diluted net earnings per common share(1)	$0.79	$0.54
Adjusted EBITDA(1)	$149.7	$126.8

Currency neutral Adjusted diluted net earnings per common share(1)	$0.81
Currency neutral Adjusted EBITDA(1)	$151.6

The net loss for the quarter is driven by the $110.6 million non-cash pre-tax impairment charge recorded on the Company's indefinite lived intangibles. Adjusted Net Earnings, Adjusted Earnings per share and Adjusted EBITDA for the quarter were positively impacted by improved Gross profit and reduced Interest expense, partially offset by increased SG&A spending and unfavorable currency movements.

Free cash flow and Capital allocation

•Operating cash flow for the first nine months of the year was $260.7 million, and free cash flow was $195.1 million, or 9.4% of Net sales.

•The Company acquired an Auto Care appearance and fragrance manufacturer and distributor based in Southern Brazil for an initial cash payment of $10.6 million during the quarter.

•Dividend payments in the quarter were approximately $22 million, or $0.30 per common share, and approximately $66 million for the first nine months of the year.

•Long-term debt pay down in the first nine months of the year was approximately $150 million. Net debt to Adjusted EBITDA was 5.0 times as of June 30, 2024.

Financial Outlook and Assumptions for Fiscal Year 2024(1)

Our third quarter organic Net sales were within our guidance of up approximately 1%, while Project Momentum savings resulted in Adjusted gross margin and Adjusted earnings per share ahead of expectations.

For fiscal 2024, we expect organic revenue to be down roughly 2%. We also expect Adjusted EBITDA to be in the range of $610 million to $620 million and Adjusted earnings per share to be in the range of $3.20 to $3.30. For the fourth quarter, we expect organic revenue to be roughly flat and Adjusted earnings per share to be in the range of $1.10 to $1.20.

Project Momentum total savings have increased and now are expected to be in the range of $180 to $200 million over the life of the program. Cash costs to achieve these savings over this same period are expected to be $150 to $170 million. For fiscal year 2024, savings are expected to be in the range of $80 to $90 million with one-time cash costs to achieve between $70 to $80 million.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on third fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/drqYQdqb1RJ
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.

•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including currency fluctuations, which could adversely affect our results of operations.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, our ability to forecast customer demand and our ability to manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•The Company's future results may be affected by its operational execution, including its ability to achieve cost savings as a result of any current or future restructuring events.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We have significant debt obligations that could adversely affect our business and our ability to meet our obligations.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 14, 2023.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Net sales	$701.4	$699.4	$2,081.3	$2,148.6
Cost of products sold (1)	424.2	434.3	1,283.8	1,331.9
Gross profit	277.2	265.1	797.5	816.7
Selling, general and administrative expense (1)	129.6	116.1	380.2	354.8
Advertising and sales promotion expense	37.9	37.6	106.3	109.4
Research and development expense	7.4	8.8	23.1	24.4
Amortization of intangible assets	14.5	14.5	43.5	45.0
Impairment of intangible assets (2)	110.6	—	110.6	—
Interest expense	38.5	42.2	117.9	127.1
Loss/(gain) on extinguishment of debt (3)	1.2	0.3	2.1	(1.7)
Other items, net (1) (4)	(5.0)	5.2	19.5	4.6
(Loss)/earnings before income taxes	(57.5)	40.4	(5.7)	153.1
Income tax (benefit)/provision	(13.7)	8.6	3.8	32.3
Net (loss)/earnings	$(43.8)	$31.8	$(9.5)	$120.8

Basic net (loss)/earnings per common share	$(0.61)	$0.44	$(0.13)	$1.69
Diluted net (loss)/earnings per common share	$(0.61)	$0.44	$(0.13)	$1.67

Weighted average shares of common stock - Basic	71.8	71.5	71.7	71.4
Weighted average shares of common stock - Diluted	71.8	72.5	71.7	72.4

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs and acquisition and integration costs included within these lines.

(2) The non-cash Impairment of intangible assets for the three and nine months ended June 30, 2024 relates to the Company's Rayovac trade name impairment of $85.2 million and Varta trade name impairment of $25.4 million.

(3) The Loss on extinguishment of debt for the quarters ended June 30, 2024 and 2023, and for the nine months ended June 30, 2024, related to the early repayment of term loan during the respective periods, as well as the term loan repricing during the current quarter. The Gain on the extinguishment of debt for the nine months ended June 30, 2023 related to the repurchase of outstanding Senior Notes at a discount and repayment of term loan.

(4) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company has recorded $22.0 million of currency exchange and related losses within Other items, net for the nine months ended June 30, 2024.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2024	September 30, 2023
Current assets
Cash and cash equivalents	$146.7	$223.3
Trade receivables	368.9	511.6
Inventories	686.7	649.7
Other current assets	191.0	172.0
Total current assets	$1,393.3	$1,556.6
Property, plant and equipment, net	374.8	363.7
Operating lease assets	88.4	98.4
Goodwill	1,035.3	1,016.2
Other intangible assets, net	1,084.6	1,237.7
Deferred tax assets	118.6	88.4
Other assets	146.4	148.6
Total assets	$4,241.4	$4,509.6

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.7	0.3
Notes payable	1.6	8.2
Accounts payable	381.1	370.8
Current operating lease liabilities	17.4	17.3
Other current liabilities	287.8	325.6
Total current liabilities	$700.6	$734.2
Long-term debt	3,213.4	3,332.1
Operating lease liabilities	73.9	84.7
Deferred tax liabilities	10.5	12.4
Other liabilities	119.6	135.5
Total liabilities	$4,118.0	$4,298.9
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	686.5	750.5
Retained losses	(175.9)	(164.8)
Treasury stock	(224.3)	(238.1)
Accumulated other comprehensive loss	(163.7)	(137.7)
Total shareholders' equity	$123.4	$210.7
Total liabilities and shareholders' equity	$4,241.4	$4,509.6

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2024	2023
Cash Flow from Operating Activities
Net (loss)/earnings	$(9.5)	$120.8
Non-cash integration and restructuring charges	9.6	2.3
Impairment of intangible assets	110.6	—
Depreciation and amortization	89.6	93.0
Deferred income taxes	(33.4)	(4.6)
Share-based compensation expense	19.1	17.2
Gain on sale of real estate	(3.7)	—
Loss/(gain) on extinguishment of debt	2.1	(1.7)
Exchange loss included in income	29.3	8.6
Non-cash items included in income, net	15.5	13.7
Other, net	(3.5)	2.9
Changes in current assets and liabilities used in operations	35.0	44.1
Net cash from operating activities	260.7	296.3

Cash Flow from Investing Activities
Capital expenditures	(70.5)	(35.4)
Proceeds from sale of assets	4.9	0.7
Acquisitions, net of cash acquired	(22.4)	—
Purchase of available-for-sale securities	(5.2)	—
Proceeds from sale of available-for-sale securities	4.2	—
Net cash used by investing activities	(89.0)	(34.7)

Cash Flow from Financing Activities
Payments on debt with maturities greater than 90 days	(150.6)	(197.0)
Net (decrease)/increase in debt with original maturities of 90 days or less	(1.8)	2.5
Debt issuance costs	(0.9)	—
Dividends paid on common stock	(65.8)	(64.8)
Taxes paid for withheld share-based payments	(4.8)	(1.9)
Net cash used by financing activities	(223.9)	(261.2)

Effect of exchange rate changes on cash	(24.4)	(3.3)

Net decrease in cash, cash equivalents, and restricted cash	(76.6)	(2.9)
Cash, cash equivalents, and restricted cash, beginning of period	223.3	205.3
Cash, cash equivalents, and restricted cash, end of period	$146.7	$202.4

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine Months Ended June 30, 2024
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as impairment of intangible assets, restructuring and related costs, acquisition and integration costs, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, impairment of intangible assets, interest expense, loss/(gain) on extinguishment of debt, other items, net, restructuring and related costs and acquisition and integration costs have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Common Share (EPS). These measures exclude the impact of the impairment of intangible assets, restructuring and related costs, the costs related to acquisition and integration, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of the impairment of intangible assets, restructuring and related costs, acquisition and integration costs, the loss/(gain) on extinguishment of debt and the December 2023 Argentina Economic Reform, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in Argentina operations and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in Argentina Operations. The Company is presenting separately all changes in sales and segment profit from our Argentina affiliate due to the designation of the economy as highly inflationary as of July 1, 2018.

Impact of Currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, Adjusted SG&A and Adjusted SG&A as percent of Net sales and Adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, acquisition and integration costs and the December 2023 Argentina Economic Reform.

EBITDA and Adjusted EBITDA. EBITDA is defined as net earnings before income tax provision, interest, the loss/(gain) on extinguishment of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, acquisition and integration costs, the settlement loss on US pension annuity buy out, the December 2023 Argentina Economic Reform, the impairment of intangible assets and share based payments.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net debt is defined as total Company debt, less cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter and Nine Months Ended June 30, 2024
(In millions - Unaudited)

Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to (loss)/earnings before income taxes for the quarters and nine months ended June 30, 2024 and 2023 are presented below:

	Quarters Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Net Sales
Batteries & Lights	$509.1	$511.3	$1,607.9	$1,688.8
Auto Care	192.3	188.1	473.4	459.8
Total Net Sales	$701.4	$699.4	$2,081.3	$2,148.6
Segment Profit
Batteries & Lights	129.4	121.9	375.3	374.7
Auto Care	26.8	17.4	74.1	57.4
Total segment profit	$156.2	$139.3	$449.4	$432.1
General corporate and other expenses (1)	(29.1)	(27.4)	(86.6)	(80.6)
Amortization of intangible assets	(14.5)	(14.5)	(43.5)	(45.0)
Impairment of intangible assets	(110.6)	—	(110.6)	—
Restructuring and related costs (2)	(18.8)	(9.1)	(64.6)	(23.2)
Acquisition and integration costs (2)	(1.6)	—	(4.9)	—
Interest expense	(38.5)	(42.2)	(117.9)	(127.1)
(Loss)/gain on extinguishment of debt	(1.2)	(0.3)	(2.1)	1.7
December 2023 Argentina Economic Reform (3)	—	—	(22.0)	—
Other items, net - Adjusted (4)	0.6	(5.4)	(2.9)	(4.8)
Total (loss)/earnings before income taxes	$(57.5)	$40.4	$(5.7)	$153.1
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December. As a result of this reform and devaluation, the Company recorded $22.0 million of currency exchange and related losses in Other items, net on the Consolidated (Condensed) Statement of Earnings for the nine months ended June 30, 2024.
(4) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.

Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended June 30,		Nine Months Ended June 30,
Depreciation and amortization	2024	2023	2024	2023
Batteries & Lights	$12.9	$13.0	$37.2	$39.5
Auto Care	3.3	3.0	8.9	8.5
Total segment depreciation and amortization	$16.2	$16.0	$46.1	$48.0
Amortization of intangible assets	14.5	14.5	43.5	45.0
Total depreciation and amortization	$30.7	$30.5	$89.6	$93.0

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Nine Months Ended June 30, 2024
(In millions, except for per share data- Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Net (loss)/earnings	$(43.8)	$31.8	$(9.5)	$120.8
Pre-tax adjustments
Restructuring and related costs (1)	18.8	9.1	64.6	23.2
Acquisition and integration (1)	1.6	—	4.9	—
Impairment of intangible assets	110.6	—	110.6	—
Loss/(gain) on extinguishment of debt	1.2	0.3	2.1	(1.7)
December 2023 Argentina Economic Reform (2)	—	—	22.0	—
Total adjustments, pre-tax	$132.2	$9.4	$204.2	$21.5
Total adjustments, after tax (3)	$101.2	$7.1	$161.5	$16.4
Adjusted Net earnings (3)	$57.4	$38.9	$152.0	$137.2

Diluted net (loss)/earnings per common share	$(0.61)	$0.44	$(0.13)	$1.67
Adjustments (per common share)
Restructuring and related costs	0.20	0.10	0.69	0.25
Acquisition and integration	0.02	—	0.05	—
Impairment of intangible assets	1.16	—	1.16	—
Loss/(gain) on extinguishment of debt	0.01	—	0.02	(0.02)
December 2023 Argentina Economic Reform (2)	—	—	0.30	—
Impact for diluted share calculation (4)	0.01	—	—	—
Adjusted Diluted net earnings per diluted common share	$0.79	$0.54	$2.09	$1.90
Weighted average shares of common stock - Diluted	71.8	72.5	71.7	72.4
Adjusted Weighted average shares of common stock - Diluted (4)	72.7	72.5	72.6	72.4

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic
Reform"). As a result of this reform and devaluation, the Company has recorded $22.0 million of currency exchange and related losses within Other items, net for the quarter and nine months ended June 30, 2024.

(3) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended June 30, 2024 and 2023 was 23.2% and 21.9%, respectively, and for the nine months ended June 30, 2024 and 2023 was 23.4% and 21.4%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

(4) For the quarter and nine months ended June 30, 2024, the Adjusted Weighted average shares of common stock - Diluted includes the dilutive impact of our outstanding performance shares and restricted stock as they are dilutive to the calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Nine Months Ended June 30, 2024
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	June 30, 2024				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2023	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$(0.61)	$(0.02)	$(0.59)	$0.44	NM(3)	NM(3)
Net earnings	$(43.8)	$(1.5)	$(42.3)	$31.8	NM(3)	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.79	$(0.02)	$0.81	$0.54	46.3%	50.0%
Adjusted EBITDA	$149.7	$(1.9)	$151.6	$126.8	18.1%	19.6%

	For the Nine Months Ended			Prior Nine Months Ended
	June 30, 2024				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2023	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$(0.13)	$0.01	$(0.14)	$1.67	NM(3)	NM(3)
Net Earnings	$(9.5)	$0.9	$(10.4)	$120.8	NM(3)	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$2.09	$0.01	$2.08	$1.90	10.0%	9.5%
Adjusted EBITDA	$425.1	$1.2	$423.9	$411.9	3.2%	2.9%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

(3) These percentage calculations are not meaningful.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Nine Months Ended June 30, 2024
(In millions - Unaudited)

Net sales	Q1'24	% Chg	Q2'24	% Chg	Q3'24	% Chg	Nine Months '24	% Chg
Batteries & Lights
Net sales - prior year	$671.6		$505.9		$511.3		$1,688.8
Organic	(60.8)	(9.1)%	(22.6)	(4.5)%	3.2	0.6%	(80.2)	(4.7)%
Change in Argentina Operations	(0.7)	(0.1)%	(3.4)	(0.7)%	(1.0)	(0.2)%	(5.1)	(0.3)%
Impact of currency	7.7	1.2%	1.1	0.3%	(4.4)	(0.8)%	4.4	0.2%
Net sales - current year	$617.8	(8.0)%	$481.0	(4.9)%	$509.1	(0.4)%	$1,607.9	(4.8)%

Auto Care
Net sales - prior year	$93.5		$178.2		$188.1		$459.8
Organic	4.5	4.8%	4.2	2.4%	5.0	2.7%	13.7	3.0%
Change in Argentina Operations	(0.2)	(0.2)%	(0.2)	(0.1)%	(0.1)	(0.1)%	(0.5)	(0.1)%
Impact of currency	1.0	1.1%	0.1	—%	(0.7)	(0.4)%	0.4	0.1%
Net sales - current year	$98.8	5.7%	$182.3	2.3%	$192.3	2.2%	$473.4	3.0%

Total Net sales
Net sales - prior year	$765.1		$684.1		$699.4		$2,148.6
Organic	(56.3)	(7.4)%	(18.4)	(2.7)%	8.2	1.2%	(66.5)	(3.1)%
Change in Argentina Operations	(0.9)	(0.1)%	(3.6)	(0.5)%	(1.1)	(0.2)%	(5.6)	(0.3)%
Impact of currency	8.7	1.2%	1.2	0.2%	(5.1)	(0.7)%	4.8	0.3%
Net sales - current year	$716.6	(6.3)%	$663.3	(3.0)%	$701.4	0.3%	$2,081.3	(3.1)%

Segment profit	Q1'24	% Chg	Q2'24	% Chg	Q3'24	% Chg	Nine Months '24	% Chg
Batteries & Lights
Segment profit - prior year	$138.3		$114.5		$121.9		$374.7
Organic	(6.8)	(4.9)%	2.1	1.8%	13.0	10.7%	8.3	2.2%
Change in Argentina Operations	1.0	0.7%	(2.2)	(1.9)%	(1.5)	(1.2)%	(2.7)	(0.7)%
Impact of currency	(0.1)	(0.1)%	(0.9)	(0.8)%	(4.0)	(3.3)%	(5.0)	(1.3)%
Segment profit - current year	$132.4	(4.3)%	$113.5	(0.9)%	$129.4	6.2%	$375.3	0.2%

Auto Care
Segment profit - prior year	$10.6		$29.4		$17.4		$57.4
Organic	(4.6)	(43.4)%	10.9	37.1%	9.9	56.9%	16.2	28.2%
Change in Argentina Operations	—	—%	—	—%	(0.1)	(0.6)%	(0.1)	(0.2)%
Impact of currency	0.9	8.5%	0.1	0.3%	(0.4)	(2.3)%	0.6	1.1%
Segment profit - current year	$6.9	(34.9)%	$40.4	37.4%	$26.8	54.0%	$74.1	29.1%

Total Segment profit
Segment profit - prior year	$148.9		$143.9		$139.3		$432.1
Organic	(11.4)	(7.7)%	13.0	9.0%	22.9	16.4%	24.5	5.7%
Change in Argentina Operations	1.0	0.7%	(2.2)	(1.5)%	(1.6)	(1.1)%	(2.8)	(0.6)%
Impact of currency	0.8	0.6%	(0.8)	(0.6)%	(4.4)	(3.2)%	(4.4)	(1.1)%
Segment profit - current year	$139.3	(6.4)%	$153.9	6.9%	$156.2	12.1%	$449.4	4.0%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Nine Months Ended June 30, 2024
(In millions - Unaudited)

Gross profit	Q1'24	Q2'24	Q3'24	Q1'23	Q2'23	Q3'23	Q3'24 YTD	Q3'23 YTD
Net sales	$716.6	$663.3	$701.4	$765.1	$684.1	$699.4	$2,081.3	$2,148.6
Reported Cost of products sold	449.6	410.0	424.2	466.8	430.8	434.3	1,283.8	1,331.9
Gross profit	$267.0	$253.3	$277.2	$298.3	$253.3	$265.1	$797.5	$816.7
Gross margin	37.3%	38.2%	39.5%	39.0%	37.0%	37.9%	38.3%	38.0%
Adjustments
Restructuring and related costs	12.8	15.5	13.4	0.3	5.7	6.5	41.7	12.5
Acquisition and integration costs	2.9	—	0.2	—	—	—	3.1	—
Cost of products sold - adjusted	433.9	394.5	410.6	466.5	425.1	427.8	1,239.0	1,319.4
Adjusted Gross profit	$282.7	$268.8	$290.8	$298.6	$259.0	$271.6	$842.3	$829.2
Adjusted Gross margin	39.5%	40.5%	41.5%	39.0%	37.9%	38.8%	40.5%	38.6%

SG&A	Q1'24	Q2'24	Q3'24	Q1'23	Q2'23	Q3'23	Q3'24 YTD	Q3'23 YTD
Reported SG&A	$128.1	$122.5	$129.6	$120.4	$118.3	$116.1	$380.2	$354.8
Reported SG&A % of Net sales	17.9%	18.5%	18.5%	15.7%	17.3%	16.6%	18.3%	16.5%
Adjustments
Restructuring and related costs	9.6	7.9	9.8	6.3	1.8	2.8	27.3	10.9
Acquisition and integration costs	0.7	0.7	1.4	—	—	—	2.8	—
SG&A Adjusted - subtotal	$117.8	$113.9	$118.4	$114.1	$116.5	$113.3	$350.1	$343.9
SG&A Adjusted % of Net sales	16.4%	17.2%	16.9%	14.9%	17.0%	16.2%	16.8%	16.0%

Other items, net	Q1'24	Q2'24	Q3'24	Q1'23	Q2'23	Q3'23	Q3'24 YTD	Q3'23 YTD
Interest income	$(5.6)	$(2.4)	$(1.4)	$(0.2)	$(1.1)	$(0.4)	$(9.4)	$(1.7)
Foreign currency exchange loss/(gain)	2.7	5.9	(0.3)	(1.0)	4.5	5.1	8.3	8.6
Pension cost other than service costs	1.0	1.0	1.1	0.7	0.6	0.7	3.1	2.0
Other	0.9	—	—	(0.9)	(3.2)	—	0.9	(4.1)
Other items, net - Adjusted	$(1.0)	$4.5	$(0.6)	$(1.4)	$0.8	$5.4	$2.9	$4.8
Acquisition and integration - TSA income	(1.0)	—	—	—	—	—	(1.0)	—
December 2023 Argentina Economic Reform	21.0	1.0	—	—	—	—	22.0	—
Gain on sale of real estate (restructuring)	—	—	(3.7)	—	—	—	(3.7)	—
Restructuring and related costs	—	—	(0.7)	—	—	(0.2)	(0.7)	(0.2)
Total Other items, net	$19.0	$5.5	$(5.0)	$(1.4)	$0.8	$5.2	$19.5	$4.6

Restructuring and related costs	Q1'24	Q2'24	Q3'24	Q1'23	Q2'23	Q3'23	Q3'24 YTD	Q3'23 YTD
Cost of products sold	$12.8	$15.5	$13.4	$0.3	$5.7	$6.5	$41.7	$12.5
SG&A - Restructuring costs	5.7	4.6	7.0	6.3	1.8	2.6	17.3	10.7
SG&A - IT Enablement	3.9	3.3	2.8	—	—	0.2	10.0	0.2
Other items, net	—	—	(4.4)	—	—	(0.2)	(4.4)	(0.2)
Total Restructuring and related costs	$22.4	$23.4	$18.8	$6.6	$7.5	$9.1	$64.6	$23.2

Acquisition and integration	Q1'24	Q2'24	Q3'24	Q1'23	Q2'23	Q3'23	Q3'24 YTD	Q3'23 YTD
Cost of products sold	$2.9	$—	$0.2	$—	$—	$—	$3.1	$—
SG&A	0.7	0.7	1.4	—	—	—	2.8	—
Other items, net	(1.0)	—	—	—	—	—	(1.0)	—
Total Acquisition and integration related items	$2.6	$0.7	$1.6	$—	$—	$—	$4.9	$—

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Nine Months Ended June 30, 2024
(In millions - Unaudited)

	Q3'24	Q2'24	Q1'24	Q4'23	LTM 6/30/24 (1)	Q3'23
Net (loss)/earnings	$(43.8)	$32.4	$1.9	$19.7	$10.2	$31.8
Income tax (benefit) provision	(13.7)	10.0	7.5	2.9	6.7	8.6
(Loss)/earnings before income taxes	(57.5)	42.4	9.4	22.6	16.9	40.4
Interest expense	38.5	38.7	40.7	41.6	159.5	42.2
Loss on extinguishment of debt	1.2	0.4	0.5	0.2	2.3	0.3
Depreciation & Amortization	30.7	28.9	30.0	29.7	119.3	30.5
EBITDA	$12.9	$110.4	$80.6	$94.1	$298.0	$113.4
Adjustments:
Restructuring and related costs	18.8	23.4	22.4	36.5	101.1	9.1
Acquisition and integration costs	1.6	0.7	2.6	—	4.9	—
Settlement loss on US pension annuity buy out	—	—	—	50.2	50.2	—
December 2023 Argentina Economic Reform	—	1.0	21.0	—	22.0	—
Impairment of intangible assets	110.6	—	—	—	110.6	—
Share-based payments	5.8	7.0	6.3	4.6	23.7	4.3
Adjusted EBITDA	$149.7	$142.5	$132.9	$185.4	$610.5	$126.8
(1) LTM defined as the latest 12 months for the period ending June 30, 2024.

	For the Nine Months Ended June 30,
Free cash flow	2024	2023
Net cash from operating activities	$260.7	$296.3
Capital expenditures	(70.5)	(35.4)
Proceeds from sale of assets	4.9	0.7
Free cash flow	$195.1	$261.6

Net debt	6/30/2024	9/30/2023
Current maturities of long-term debt	$12.0	$12.0
Current portion of finance leases	0.7	0.3
Notes payable	1.6	8.2
Long-term debt	3,213.4	3,332.1
Total debt per the balance sheet	$3,227.7	$3,352.6
Cash and cash equivalents	146.7	223.3
Net debt	$3,081.0	$3,129.3

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2024 Outlook
(In millions - Unaudited)

Fiscal 2024 Outlook Reconciliation-Adjusted Net earnings and Adjusted diluted net earnings per common share (EPS)
	Fiscal Q4 2024 Outlook						Fiscal Year 2024 Outlook
(in millions, except per share data)	Adjusted Net earnings			Adjusted EPS			Adjusted Net earnings			Adjusted EPS
Fiscal 2024 - GAAP Outlook	$63	to	$79	$0.87	to	$1.09	$54	to	$70	$0.75	to	$0.97
Impacts:
Restructuring and related costs	15	to	7	0.21	to	0.10	65	to	58	0.89	to	0.79
Acquisition and integration costs	1	to	—	0.01	to	—	5	to	4	0.06	to	0.05
December 2023 Argentina Economic Reform	1	to	—	0.01	to	—	23	to	22	0.31	to	0.30
Impairment of intangible assets	—	to	—	—	to	—	85	to	85	1.16		1.16
Loss on extinguishment of debt	1	to	1.00	0.01	to	0.01	2	to	2	0.03	to	0.03
Fiscal 2024 - Adjusted Outlook	$81	to	$87	$1.10	to	$1.20	$234	to	$241	$3.20	to	$3.30

Fiscal 2024 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$54	to	$70
Income tax provision	7	to	36
Earnings before income taxes	$61	to	$106
Interest expense	163	to	156
Loss on extinguishment of debt	3	to	2
Amortization	60	to	55
Depreciation	70	to	65
EBITDA	$357	to	$384

Adjustments:
Restructuring and related costs	85	to	75
Acquisition and integration costs	6	to	5
Impairment of intangible assets	111	to	111
December 2023 Argentina Economic Reform	23	to	22
Share-based payments	28	to	23
Adjusted EBITDA	$610	to	$620